Strictly Confidential Exhibit (c)(12) Plan X Illustrative Valuation Analysis March 14, 2019Strictly Confidential Exhibit (c)(12) Plan X Illustrative Valuation Analysis March 14, 2019

Strictly Confidential Notice to Recipient Confidential “Bank of America Merrill Lynch” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Professional Clearing Corp., which are both registered broker dealers and members of FINRA and SIPC, and, in other jurisdictions, by locally registered entities. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guarantee d. These materials have been prepared by one or more subsidiaries of Bank of America Corporation for the client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with us. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Bank of America Corporation or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. These materials are for discussion purposes only and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate, following our discussion with the Company. We assume no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. These materials may not reflect information known to other professionals in other business areas of Bank of America Corporation and its affiliates. Any League Tables referenced within these materials have been prepared using data sourced from external third party providers as outlined in the relevant footnotes where applicable. For persons wishing to request further information regarding these third party providers and the criteria and methodology used to prepare a league table please contact your usual Bank of America Merrill Lynch representative/Relationship Manager. Bank of America Corporation and its affiliates (collectively, the “BAC Group”) comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, domestically and offshore, from which conflicting interests or duties, or a perception thereof, may arise. In the ordinary course of these activities, parts of the BAC Group at any time may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt, equity or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, potential counterparties or any other company that may be involved in a transaction. Products and services that may be referenced in the accompanying materials may be provided through one or more affiliates of Bank of America Corporation. We have adopted policies and guidelines designed to preserve the independence of our research analysts. The BAC Group prohibits employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change a rating or price target to a subject company as consideration or inducement for the receipt of business or for compensation and the BAC Group prohibits research analysts from being directly compensated for involvement in investment banking transactions. The views expressed herein are the views solely of Global Corporate and Investment Banking, and no inference should be made that the views expressed represent the view of the firm’s research department. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matter s were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or any nonpublic commercial or financial information (except to the extent any such information relates to the tax structure or tax treatment)) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply. Copyright 2019 Bank of America Corporation.Strictly Confidential Notice to Recipient Confidential “Bank of America Merrill Lynch” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Professional Clearing Corp., which are both registered broker dealers and members of FINRA and SIPC, and, in other jurisdictions, by locally registered entities. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guarantee d. These materials have been prepared by one or more subsidiaries of Bank of America Corporation for the client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with us. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Bank of America Corporation or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. These materials are for discussion purposes only and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate, following our discussion with the Company. We assume no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. These materials may not reflect information known to other professionals in other business areas of Bank of America Corporation and its affiliates. Any League Tables referenced within these materials have been prepared using data sourced from external third party providers as outlined in the relevant footnotes where applicable. For persons wishing to request further information regarding these third party providers and the criteria and methodology used to prepare a league table please contact your usual Bank of America Merrill Lynch representative/Relationship Manager. Bank of America Corporation and its affiliates (collectively, the “BAC Group”) comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, domestically and offshore, from which conflicting interests or duties, or a perception thereof, may arise. In the ordinary course of these activities, parts of the BAC Group at any time may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt, equity or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, potential counterparties or any other company that may be involved in a transaction. Products and services that may be referenced in the accompanying materials may be provided through one or more affiliates of Bank of America Corporation. We have adopted policies and guidelines designed to preserve the independence of our research analysts. The BAC Group prohibits employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change a rating or price target to a subject company as consideration or inducement for the receipt of business or for compensation and the BAC Group prohibits research analysts from being directly compensated for involvement in investment banking transactions. The views expressed herein are the views solely of Global Corporate and Investment Banking, and no inference should be made that the views expressed represent the view of the firm’s research department. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matter s were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or any nonpublic commercial or financial information (except to the extent any such information relates to the tax structure or tax treatment)) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply. Copyright 2019 Bank of America Corporation.

Strictly Confidential

Illustrative Valuation Analysis

Financial Model Assumptions

Bank of America Merrill Lynch

AMID Management Financial Model 11/28/2018

- **Gas G&P Segment** – Reduction in base EBITDA from 2018 to 2023 driven by the sales of Lavaca and Chatom
- **Liquids Pipeline Segment** – EBITDA decline throughout projection period driven by the sale of two key assets in 2019 (Bakken and Silver Dollar pipelines)
- **Natural Gas Transmission Segment** – Modest growth after 2019 due to several small growth projects totaling ~$10MM in capex
- **Offshore Pipelines Segment** – EBITDA is heavily impacted by rate reduction at the Delta House floating production system
- **Terminalling Segment** – Refined products and Cushing asset sales complete exit from Terminalling segment
- **Growth projects (financed with proceeds of asset sales) include:**
  - Baton Rouge in 2019 (EBITDA: $2.5MM/year; Capex: $18.0MM)
  - Longview Frac Expansion in 2019 (EBITDA: $11.6MM/year; Capex: $57.0MM)

($MM)	2018E	2019E	2020E	2021E	2022E	2023E
Adj. EBITDA	$179.2	$189.1	$163.4	$146.5	$135.2	$120.2
DCF (Net of Pref. Dist.)	57.7	78.2	72.1	55.8	43.6	26.4
Total LP Distributions	38.2	22.1	22.3	22.4	22.5	22.5
Total Leverage	5.94x	3.66x	3.75x	4.10x	4.36x	4.99x

- **Acquisition (financed with preferred equity):**
  - Jan. 2019: Pascagoula Gas Plant (PGP) – $36.3MM
- **Divestitures:**
  - *Completed:* Aug. 2018: Marine Terminals - $210.0MM
  - *Announced:*
    - Dec. 2018: Refined Product Terminals - $125MM
    - Jan. 2019: Lavaca - $150MM
    - Feb. 2019: Chatom, Bazor Ridge & Glade Crossing - $10MM, Bakken - $50MM
    - Sep. 2019: Silver Dollar - $150MM
    - Dec. 2019: Cushing - $30MM

AMID Management Financial Model 3/1/2019

- Includes estimated annualized cost savings of $5.6MM per year
- No cash distributions on common units and preferred units after Q3 2018; preferred units are paid-in-kind
- Convert Series A and Series C preferred equity to common in Q4 2023
- Includes 4Q 2018 actual results
- Offshore pipeline segment projections adjusted to account for newly discovered GoM reserves
- **Changes in Growth Projects:**
  - No Baton Rouge project

($MM)	2018E	2019E	2020E	2021E	2022E	2023E
Adj. EBITDA	$184.0	$178.6	$142.1	$122.6	$112.1	$97.4
DCF (Net of Pref. Dist.)[1]	60.8	57.2	54.6	33.5	17.0	9.1
Total LP Distributions	32.7	0.0	0.0	0.0	0.0	0.0
Total Leverage	5.76x	4.13x	3.45x	3.48x	3.79x	4.36x

- **Changes in Divestitures:**
  - Sale of Natural Gas Transportation business in November 2019 for $200MM
  - April 2019: Chatom, Bazor Ridge & Glade Crossing - $5MM, Bakken - $50MM
  - June 2019: Silver Dollar - $125MM
  - Sep. 2019: Lavaca - $125MM

3/1/2019 Adjusted Case

- Started with the 3/1/2019 model and made the following adjustments:
  - No preferred equity conversion during forecast period

($MM)	2018E	2019E	2020E	2021E	2022E	2023E
Adj. EBITDA	$184.0	$178.6	$142.1	$122.6	$112.1	$97.4
DCF (Net of Pref. Dist.)[1]	60.8	57.2	54.6	33.5	17.0	(5.9)
Total LP Distributions	32.7	0.0	0.0	0.0	0.0	0.0
Total Leverage	5.76x	4.13x	3.45x	3.48x	3.79x	4.36x

1

Source: Projections per corporate models provided by AMID management.
(1) Preferred distributions paid-in-kind. For illustrative purposes, we have assumed DCF is burdened for cash distribution amount.

ARCLIGHT

Strictly Confidential Illustrative Valuation Analysis Implied Reference Range Summary – 3/1/2019 Adjusted Case Informational Public Reference Range Illustrative Reference Range Based on 3/1/2019 Adjusted Case Financial Model ($ / Unit) Illustrative Reference Range assumes Series A and C Preferred valued at liquidation value $8.00 (3) Mutually Considered Price : $5.25 $6.63 Revised Public Offer Price: $4.50 $6.63 20-Day VWAP: $4.01 $6.00 Current Price: $3.92 $4.61 $4.51 $4.41 $4.31 $4.00 $4.10 $2.79 $2.83 $2.00 $0.64 $0.00 Selected Publicly Traded (1) Premium to Unit Price Selected Precedent Transactions Intrinsic Valuation Comparables Methodology: Premium to Current Premium to 20-Day VWAP Forward Year + 1 EBITDA Forward Year + 1 EBITDA Discounted Cash Flow (AMID Weighted Average Cost of (2) Assumptions: Selected Premium Range 2020E EBITDA 2020E EBITDA Capital) 10.00% - 15.00% $142 $142 8.55% - 9.30% Public Partnerships' Precedent Transactions' Terminal Value Current Price 20-Day VWAP 2020E EV / EBITDA Range Forward Year EV / EBITDA Range EBITDA Exit Multiple of $3.92 $4.01 7.0x - 8.5x 6.0x - 8.5x 7.0x - 8.5x ____________________ Source: 3/1/2019 Adjusted Case Model. Note: Valuations are pro forma for planned asset sales. (1) Cash flows discounted to January 1, 2019 using mid-year convention. 2 (2) Rounded to the nearest 0.05%. (3) ArcLight and the Conflicts Committee are considering a transaction at $5.25 / unit. A merger agreement has not yet been signed. Strictly Confidential Illustrative Valuation Analysis Implied Reference Range Summary – 3/1/2019 Adjusted Case Informational Public Reference Range Illustrative Reference Range Based on 3/1/2019 Adjusted Case Financial Model ($ / Unit) Illustrative Reference Range assumes Series A and C Preferred valued at liquidation value $8.00 (3) Mutually Considered Price : $5.25 $6.63 Revised Public Offer Price: $4.50 $6.63 20-Day VWAP: $4.01 $6.00 Current Price: $3.92 $4.61 $4.51 $4.41 $4.31 $4.00 $4.10 $2.79 $2.83 $2.00 $0.64 $0.00 Selected Publicly Traded (1) Premium to Unit Price Selected Precedent Transactions Intrinsic Valuation Comparables Methodology: Premium to Current Premium to 20-Day VWAP Forward Year + 1 EBITDA Forward Year + 1 EBITDA Discounted Cash Flow (AMID Weighted Average Cost of (2) Assumptions: Selected Premium Range 2020E EBITDA 2020E EBITDA Capital) 10.00% - 15.00% $142 $142 8.55% - 9.30% Public Partnerships' Precedent Transactions' Terminal Value Current Price 20-Day VWAP 2020E EV / EBITDA Range Forward Year EV / EBITDA Range EBITDA Exit Multiple of $3.92 $4.01 7.0x - 8.5x 6.0x - 8.5x 7.0x - 8.5x ____________________ Source: 3/1/2019 Adjusted Case Model. Note: Valuations are pro forma for planned asset sales. (1) Cash flows discounted to January 1, 2019 using mid-year convention. 2 (2) Rounded to the nearest 0.05%. (3) ArcLight and the Conflicts Committee are considering a transaction at $5.25 / unit. A merger agreement has not yet been signed.

Strictly Confidential

Bank of America Merrill Lynch

Illustrative Valuation Analysis

Selected Publicly Traded Comparables

($ in millions, except per unit data)

Partnership	Price on 3/8/19	Public Float	Total Equity Market Value	Enterprise Value[1]	EV / EBITDA 2018E	EV / EBITDA 2019E	EV / EBITDA 2020E	LP DCF Yield 2018E	LP DCF Yield 2019E	LP DCF Yield 2020E	3-Year LP DCFPU CAGR[2]	Distribution Yield Current	Distribution Yield 2018E	Distribution Yield 2019E	Distribution Yield 2020E	3-Year DPU CAGR[2]	Total Coverage 2018E	Total Coverage 2019E	Total Coverage 2020E	Debt / 2018E EBITDA	(Debt+Pref) / 2018E EBITDA
NGL Energy Partners LP	$13.03	$1,475	$1,832	$4,227	9.9x	8.7x	7.9x	11.6%	15.0%	16.9%	NM	12.0%	12.0%	12.3%	13.4%	0.0%	1.0x	1.3x	1.4x	5.2x	5.5x
Summit Midstream Partners LP	10.47	429	831	2,734	9.4x	8.4x	8.5x	20.7%	22.8%	22.2%	3.7%	22.0%	22.0%	22.0%	22.0%	0.0%	0.9x	1.0x	1.0x	5.5x	6.5x
Ferrellgas Partners, L.P.	1.20	82	117	2,232	8.6x	8.2x	NA	81.0%	102.4%	0.0%	NM	33.3%	14.6%	0.0%	NA	NM	5.6x	NA	NA	8.3x	8.3x
CrossAmerica Partners LP	17.30	329	602	1,138	10.4x	9.1x	6.8x	12.4%	13.2%	16.8%	12.1%	12.1%	12.1%	12.1%	12.7%	6.0%	1.0x	1.1x	1.5x	4.9x	4.9x
Sprague Resources LP	15.05	135	413	1,009	8.3x	7.7x	7.5x	18.8%	18.7%	18.7%	NM	17.7%	17.9%	18.4%	18.4%	NM	1.1x	1.0x	1.0x	5.1x	5.1x
Martin Midstream Partners LP	12.96	419	518	1,175	9.2x	7.4x	7.0x	10.5%	16.3%	16.9%	15.4%	15.4%	15.4%	15.4%	15.4%	0.0%	0.7x	1.1x	1.1x	5.2x	5.2x
Blueknight Energy Partners, L.P.	1.14	41	228	752	12.8x	10.9x	9.9x	18.0%	39.3%	39.3%	37.2%	28.1%	34.2%	28.1%	28.1%	3.1%	0.5x	1.4x	1.4x	4.6x	8.9x
Sanchez Midstream Partners LP	2.12	20	84	614	8.4x	8.3x	7.8x	85.6%	71.1%	75.4%	NM	28.3%	56.7%	28.3%	28.3%	NM	1.1x	2.5x	2.7x	2.5x	7.3x
Mean		$366	$578	$1,735	9.6x	8.6x	7.9x	32.3%	37.4%	25.8%	17.1%	21.1%	23.1%	17.1%	19.7%	1.8%	1.5x	1.3x	1.4x	5.2x	6.5x
Median		232	466	1,156	9.3x	8.3x	7.8x	18.4%	20.8%	17.8%	13.7%	19.9%	16.7%	16.9%	18.4%	0.0%	1.0x	1.1x	1.4x	5.1x	6.0x
AMID (Current Price)	$3.92	$151	$220	$1,497	8.1x	5.9x[3]	7.4x[3]	28.6%[4]	26.6%[4]	25.2%[4]	(18.7%)	0.0%	15.8%	N/A[5]	N/A[5]	N/A[5]	N/A[5]	N/A[5]	N/A[5]	5.6x	7.1x
AMID (Public Offer Price)	$4.50	$173	$252	$1,530	8.3x	6.1x[3]	7.7x[3]	24.9%[4]	23.2%[4]	22.0%[4]	(18.7%)	0.0%	13.8%	N/A[5]	N/A[5]	N/A[5]	N/A[5]	N/A[5]	N/A[5]	5.6x	7.1x

Source: 3/1/2019 Adjusted Case Model.

Note: AMID shown pro forma for planned asset sales.

(1) Includes value of the GP interest. For non publicly-traded GPs, value is calculated using the underlying MLP's 2018E yield less 250 bps (subject to a 1% floor) applied to 2018E GP distribution.

(2) Represents growth from 2018E – 2021E.

(3) Enterprise value pro forma for cash proceeds from planned divestitures, which include Bakken ($50MM), Silver Dollar ($125), Chatom – Bazor – Glade ($5MM), Cushing ($30MM), Lavaca ($125MM) and Natural Gas Transportation ($200MM). Also, pro forma for capex spent on growth projects, which includes Longview Frac Expansion ($57MM Capex), and acquisitions, which includes Pascagoula Gas Plant ($36.3MM).

(4) Represents total DCF yield. Preferred distributions paid-in-kind. For illustrative purposes, we have assumed DCF is burdened for cash distribution amount.

(5) Pro forma for AMID's distribution cut announced 7/27/2018 and distribution suspension announced 12/31/2018.

3

ARCLIGHT

Strictly Confidential

Illustrative Valuation Analysis

Selected Precedent Transactions

Bank of America Merrill Lynch

($ in millions)

Announcement Date	Acquiror	Target	Key Assets	Transaction Value	EBITDA Multiple Current Year	EBITDA Multiple Forward Year
Offshore Infrastructure and Pipeline Transactions						
10/2/18	BP Midstream Partners, L.P.	BP Plc	Equity interests in Gulf of Mexico pipelines and 13 refined product terminals, including 45% interest in Mardi Gras Transportation System Company, 22.7% interest in URSA Oil Pipeline Company and 25% interest in KM-Phoenix Holdings	$468	--	9.4x [1]
5/10/18	Shell Midstream Partners, L.P.	Royal Dutch Shell plc	Ownership interest in Amberjack Pipeline	1,220	--	7.8x
11/28/17	Shell Midstream Partners, L.P.	Royal Dutch Shell plc	US storage and pipeline assets	825	7.9x	--
10/2/17	American Midstream Partners LP	ArcLight Capital Partners LLC	Additional 15.5% interest in Delta House floating and processing system	125	7.1x	--
12/28/16	Shell Midstream Partners, L.P.	BP plc	10% interest in Proteus Oil Pipeline, 10% interest in Endymion Oil Pipeline, and 1% interest in Cleopatra Gathering system	-	7.7x	7.7x
9/27/16	Shell Midstream Partners, L.P.	Royal Dutch Shell plc	Additional 20% interest in Mars Oil Pipeline and 49% interest in Odyssey Pipeline	350	--	8.4x
4/25/16	American Midstream Partners LP	ArcLight Capital Partners LLC	Interest in Destin natural gas pipeline, Tri-States and Wilprise natural gas liquids pipelines, 1.2 Bcf/d of natural gas gathering and transport capacity, 60% interest in crude, natural gas, and salt water onshore and offshore pipelines, and additional 1% interest in Delta House	225	6.0x	--
11/11/15	Shell Midstream Partners, L.P.	Royal Dutch Shell plc; Shell Pipeline Corp.	Auger pipeline system and Lockport crude oil terminal	390	--	8.6x
7/16/15	Genesis Energy, L.P.	Enterprise Products Partners L.P.	9 crude oil pipeline systems with 1,100 miles of pipeline; 9 natural gas pipeline systems with 1,200 miles of pipeline; and ownership interests in 6 offshore hub platforms	1,500	7.5x	--
		Mean		$539	7.4x	8.3x
		Median		$370	7.6x	8.1x

4

Source: Company filings and Wall Street research.
Note: Transaction value based on press release where available; if transaction value not disclosed, calculated based on disclosed terms and latest available quarterly data.
(1) 2019-2020E average EBITDA of $49.8 million as per BP Midstream Partners press release on October 2, 2018.

ARCLIGHT

Strictly Confidential

Bank of America Merrill Lynch

Illustrative Valuation Analysis

Discounted Cash Flow Analysis – 3/1/2019 Adjusted Case

($ in millions, except per unit data)

	Year Ended December 31,					Terminal Value
	2019E	2020E	2021E	2022E	2023E	
EBITDA	$179	$142	$123	$112	$97	$97
Less: Acquisition and Growth Capex	(113)	(29)	(5)	(1)	(1)	(1)
Less: Maintenance Capex	(19)	(6)	(6)	(7)	(7)	(7)
Plus: Divestiture Proceeds	535					--
Cash Flow	$581	$107	$112	$105	$90	$90

EBITDA Multiple Methodology

Discount Rate	PV of Cash Flows 2019E - 2023E		PV of Terminal Value at EBITDA Exit Multiple of 7.0x	7.8x	8.5x		Enterprise Value at EBITDA Exit Multiple of 7.0x	7.8x	8.5x
8.55%	$884		$452	$501	$549		$1,337	$1,385	$1,433
8.95%	880	+	$444	$492	$539	=	$1,324	$1,372	$1,419
9.30%	876		$437	$484	$531		$1,313	$1,360	$1,407

Discount Rate	Less: Net Debt[1]	Less: Pref.[1]	Less: NCI		AMID Equity Value at EBITDA Exit Multiple of 7.0x	7.8x	8.5x	AMID Equity Value per LP Unit at EBITDA Exit Multiple of[2] 7.0x	7.8x	8.5x
8.55%	($984)	($280)	($14)		$59	$108	$156	$1.06	$1.92	$2.79
8.95%	(984)	(280)	(14)	=	$47	$95	$142	$0.84	$1.69	$2.54
9.30%	(984)	(280)	(14)		$36	$83	$130	$0.64	$1.47	$2.31

Source: 3/1/2019 Adjusted Case Model.

Note: Assumes an effective date of 12/31/18. AMID discount rate range represents an illustrative weighted average cost of capital rounded to the nearest 0.05%. Cash flows discounted to January 1, 2019 using mid-year convention.

(1) Debt as of 12/31/2018. Debt shown at book value. Series A and C Convertible Preferred Units shown at liquidation value.

(2) 53.0 million units outstanding per Q3 2018 10Q as of November 6, 2018 plus 810,517 units issued in pursuant to the merger agreement with AL Blackwater, LLC and Blackwater Merger Sub, LLC on December 10, 2018 plus 1.291MM warrants plus 980,880 GP units.

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Strictly Confidential AppendixStrictly Confidential Appendix

Strictly Confidential

Bank of America Merrill Lynch

Appendix

AMID Summary Financial Projections – 3/1/2019 Adjusted Case

($ in millions, except per unit values)	Year Ended December 31,						'18E - '23E
	2018E	2019E	2020E	2021E	2022E	2023E	CAGR
Distributable Cash Flow							
EBITDA	$184	$179	$142	$123	$112	$97	(11.9%)
(-) Interest Expense, net	(74)	(66)	(41)	(37)	(37)	(39)	
(-) Maintenance Capex	(16)	(19)	(6)	(6)	(7)	(7)	
(-) Preferred Cash Distributions[1]	(25)	0	0	0	0	0	
(-) Preferred PIK Distributions[2]	(8)	(36)	(40)	(46)	(51)	(58)	
Distributable Cash Flow[2]	**$61**	**$57**	**$55**	**$34**	**$17**	**($6)**	N/A
DCF Per Unit	$1.12	$1.04	$0.99	$0.60	$0.30	($0.11)	
LP Distribution per Unit	$0.62	$0.00	$0.00	$0.00	$0.00	$0.00	N/A
Ending LP Units Outstanding	53.2	53.8	54.1	54.4	54.6	54.6	
LP Distributions	$33	$0	$0	$0	$0	$0	
GP Distributions	1	0	0	0	0	0	
Total Common Distributions	**$33**	**$0**	**$0**	**$0**	**$0**	**$0**	N/A
Capital Expenditures							
Maintenance Capex	$16	$19	$6	$6	$7	$7	
Growth Capex	79	77	29	5	1	1	
Acquisition Capex	0	36	0	0	0	0	
Total Capital Expenditures	**$95**	**$132**	**$35**	**$11**	**$8**	**$8**	
Financing & Credit Metrics							
Annual Equity Issuances	$0	$0	$0	$0	$0	$0	
Coverage Cash	36	93	95	79	68	52	
Divestiture Proceeds	329	535	0	0	0	0	
Cash Balance	40	0	0	13	79	129	
Total Debt	1,024	548	485	425	425	425	
Total Debt / EBITDA (Excluding Pref)	5.6x	3.1x	3.4x	3.5x	3.8x	4.4x	
Preferred Equity[3]	280	316	356	402	453	510	
Total Debt / EBITDA (Including Pref)	7.1x	4.8x	5.9x	6.7x	7.8x	9.6x	

Source: 3/1/2019 Adjusted Case Model.
(1) Per the terms of AMID's amended credit facility, AMID cannot pay cash distributions while leverage is greater than 5.0x.
(2) Preferred distributions paid-in-kind after Q3 2018. For illustrative purposes, we have assumed DCF is burdened for cash distribution amount.
(3) Series A and C Convertible Preferred Units shown on a liquidation value basis. Assumes liquidation value of $13.66 per Series A unit and $13.98 per Series B unit based on AMID corporate model provided March 1, 2019.

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Strictly Confidential

Appendix
AMID WACC Analysis

Bank of America Merrill Lynch

	Range		
	Low	High	
Cost of Equity			**Source**
Risk Free Rate	2.9%		*Ten year U.S. Government bond yield as of March 8, 2019.*
Levered Beta	1.06		*Represents Company's historical Bloomberg adjusted beta levered at the Company's current capital structure. Bloomberg betas based on regression of five years of weekly performance as compared to the broad U.S. equity market for U.S. companies and compared to the MSCI for international companies.*
Equity Risk Premium	5.0%	7.0%	*Equity risk premium relative to twenty year U.S. Government bond yield per BofA Merrill Lynch estimates, based upon analysis of long-term historical data of the broad U.S. equity market.*
Cost of Equity	**8.2%**	**10.3%**	
Cost of Debt			
Pre-tax Cost of Debt	7.5%		*BofAML IBK estimated yield on newly issued 10-year notes.*
Marginal Tax Rate	0.0%		
After-tax Cost of Debt	**7.5%**		
Net Debt / Net Capital	46.5%		*Based on target capital structure.* [2]
Cost of Preferred Equity			
Cost of Preferred Equity	**12.0%** [1]		*BofAML IBK estimate.*
Preferred Equity / Net Capital	18.7%		*Based on target capital structure.* [3]
Weighted Average Cost of Capital	**8.6%**	**9.3%**	

Source: Market data as of March 8, 2019.
(1) Calculated as 2019E indicative preferred distributions of $33.4MM divided by liquidation value of preferred equity ($279.6MM).
(2) Calculated as 4.0x AMID's 2018E EBITDA less cash divided by AMID's enterprise value as of 12/31/2018.
(3) Calculated as liquidation value of Series A Convertible Preferred Units and Series C Convertible Preferred units as of December 31, 2018 as a percentage of AMID's total enterprise value.

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Strictly Confidential

Bank of America Merrill Lynch

Appendix

3/1/2019 Adjusted Case

Publicly Traded Comparables

		Multiple			Implied Value ($MM)		
	2020E EBITDA	Low		High	Low		High
Implied Publicly Traded Comparables Enterprise Value	$142.1	7.0x	-	8.5x	$994.4	-	$1,207.5
Plus: Asset Sale Proceeds[1]						535.0	
Less: Growth Capex[2]						(93.3)	
Less: Net Debt and Noncontrolling Interest						(997.5)	
Less: Preferred Equity[3]						(279.6)	
Implied LP Equity Value					**$159.0**	-	**$372.1**
Current Units Outstanding (in millions)						56.1	
Implied Target Unit Price					**$2.83**	-	**$6.63**

Transaction Comparables

		Multiple			Implied Value ($MM)		
	2020E EBITDA	Low		High	Low		High
Implied Transaction Comparables Enterprise Value	$142.1	7.5x	-	8.5x	$1,065.5	-	$1,207.5
Plus: Asset Sale Proceeds[1]						535.0	
Less: Growth Capex[2]						(93.3)	
Less: Net Debt and Noncontrolling Interest						(997.5)	
Less: Preferred Equity[3]						(279.6)	
Implied LP Equity Value					**$230.0**	-	**$372.1**
Current Units Outstanding (in millions)						56.1	
Implied Target Unit Price					**$4.10**	-	**$6.63**

Source: 3/1/2019 Adjusted Case Model.

(1) Includes proceeds from assets sold during the year. Assets sold during the year include Bakken ($50MM), Silver Dollar ($125MM), Chatom – Bazor – Glade ($5MM), Cushing ($30MM), Lavaca ($125MM) and Natural Gas Transportation ($200MM).

(2) Capex spent on material growth projects, which includes Longview Frac Expansion ($57MM Capex), and acquisitions, which includes Pascagoula Gas Plant ($36.3MM), during the year.

(3) Series A and C Convertible Preferred Units shown on a liquidation value basis. Assumes liquidation value of $13.66 per Series A unit and $13.98 per Series B unit based on AMID corporate model provided March 1, 2019.

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